Exhibit 99.1

CMGI

FY 2006 Executive Management Incentive Plan

1.	Purpose

The objective of the FY 2006 Executive Management Incentive Plan (“2006 EMIP Plan” or “Plan”) is to recognize and reward the achievement of financial, business and management goals that are essential to the success of CMGI, Inc. and its subsidiaries (the “Company” or “CMGI”).

2.	Period of Effectiveness

This Plan relates to the 2006 fiscal year, August 1, 2005 to July 31, 2006.

3.	Eligibility

Certain executive employees, as determined by the Human Resources and Compensation Committee of the Board of Directors of CMGI (the “Committee”), are eligible for participation in the 2006 EMIP Plan. (Each such designated person is called a “Participant” in this Plan.)

CMGI will issue all Participants a notice of their eligibility and their individual Plan components by providing a document in the form of Appendix B to each eligible Participant. Other eligibility requirements are listed in Section 9 below.

4.	Target Payout

Participants will be assigned a target payout for the 2006 EMIP Plan, expressed as a percentage of base salary. This percentage (the “Target Payout”) represents the potential dollar award that will be earned at full achievement of goals for all Plan components. The Target Payout will vary according to the Participant’s position. Actual payout will vary based on individual performance and Company performance, as set forth below.

5.	Plan Components and Targets

The Plan payout will be measured based upon achievement against “NGOI” (regional and/or corporate, depending on the Participant’s role) and Individual Performance, as further described below. A percentage of each Participant’s Target Payout will be allocated to each of the relevant components for that Participant.

A.	Non-GAAP Operating Income (Loss) (“NGOI”)

Non-GAAP Operating Income (Loss) (“NGOI”) is defined as Operating Income (Loss) of CMGI, Inc., excluding in-process research & development expenses, depreciation, amortization, long-lived asset impairment and restructuring charges, and exclusive of the effects of @Ventures operations.

Each Participant’s target payout will include a component based on corporate NGOI targets. Some Participants will also have a component based on a regional NGOI target. Each Participant will be informed of the relevant “Base Target” for corporate NGOI and, if applicable, for regional NGOI for the Participant’s region. For corporate NGOI, an “Over-Achievement Target” will also be established

B.	Individual Performance

Each Participant’s target payout will include a component based on achievement of individual goals and objectives. In order to be eligible for the individual performance component, all Participants must have clearly documented individual goals and objectives established in conjunction with and approved by the Chief Executive Officer. Achievement of these goals and objectives will be assessed by the Chief Executive Officer following the close of the fiscal year.

6.	Gates

If CMGI does not achieve the Base Target for corporate NGOI, no payments whatsoever will be made under this Plan, whether for NGOI achievement (corporate or regional) or for individual performance.

No payout will be made without approval from the Committee.

7.	Calculation of Achievement and Overachievement Adjustments

A.	Corporate NGOI

In the event that the relevant Base Target for corporate NGOI is achieved, each Participant would be eligible to receive full payment of the corporate NGOI component of his or her Target Payout. If the corporate NGOI exceeds the Base Target, the total payout made to the Participant for corporate NGOI will be based on a pro rata sliding scale running between 100% and 200% based on the spread between the Base Target and the Over-Achievement Target.

B.	Regional NGOI

If the relevant Base Target for regional NGOI is achieved, that Participant would be eligible to receive full payment of the regional NGOI component (if any) of his or her Target Payout. There is also a possibility to be paid greater than 100% of the portion of the Target Payout allocated to regional NGOI achievement, in the event of regional NGOI results in excess of the Base Target. Any overachievement payment for regional NGOI will be based entirely on the Committee’s discretion, but will be dependent, at a minimum, on the Company reaching at least the corporate NGOI Base Target.

C.	Individual Performance

For the individual performance metric, the Chief Executive Officer will assess each Participant’s performance against pre-established goals and assign a percentage achievement for the Individual Performance Component. In the event the Company realizes overachievement with regard to corporate NGOI, the actual payment made with respect to individual performance will be increased proportionally to the amount of overachievement paid with respect to corporate NGOI.

8.	Payout Calculations

Each Participant’s EMIP payout amount will be determined following the end of the 2006 fiscal year based upon achievement of the relevant targets applicable to the Participant. Once the percentage of total salary due to the Participant is determined, the actual amount paid will be based on that percentage of the total actual amount of base salary paid to the Participant during the fiscal year with respect to any period during which the Participant was eligible for EMIP.

The payments will be made in accordance with the Company’s normal payroll practices.

9.	Specific Eligibility Requirements

A.	To be eligible for any payment under the Plan, a Participant must be an active executive of CMGI or one of its subsidiaries (subject to Section 9B below) on the date actual Plan payments are made.

B.	Employees who transfer into or out of an eligible position during the year into a non-eligible position in the Company but who are still employed as of the payment date, will be considered for a pro rata award under this Plan.

10.	Administration of Plan; Miscellaneous Matters

A.	Payment on any particular occasion of any bonus amount in accordance with this Plan shall not create the presumption that any further bonus amount will be paid to the Participant thereafter under this Plan or otherwise.

B.	Participants who live and work in a non-United States location will have their Plan payout calculations performed (i.e., comparisons against metrics will be local currency denominated) and payouts issued in their local currency, unless a specific ex-patriate or other employment agreement specifically provides otherwise.

C.	The adoption of this Plan shall not be deemed to give any employee the right to be retained in the employ of CMGI or its subsidiaries or to interfere with the right of the Company to dismiss any employee at any time, for any reason not prohibited by law nor shall it be deemed to give the Company the right to require any employee to remain in its employ.

D.	Payments under this Plan are not to be considered for any purpose as part of the Participant’s base salary or wages.

E.	The financial targets assigned and recognized as goals on any of the performance factors may be removed, revised or otherwise modified by the Committee at any time for any reason or for no reason.

F.	The Committee’s interpretation of the plan is final and in the sole and absolute discretion of the Committee. The Committee reserves the right to make final and binding decisions regarding the amount of incentive, if any, to be paid to any Participant. The Committee also reserves the right to amend, terminate and modify this plan at any time in its sole discretion with or without notice. Each Participant, by signing a Certificate of Acknowledgment, specifically acknowledges this right.

G.	No Participant or third party acting on behalf of or through a Participant shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any amounts that may be payable hereunder, nor shall any of said amounts be subject to seizure for payment of debt, judgments, alimony or separate maintenance owed by a Participant, or be transferable by operation of law in the event of a bankruptcy, or otherwise.

H.	This Plan is administered by, and all decisions regarding any payments hereunder shall be made from, CMGI, Inc. regardless of whether a Participant is employed by CMGI or one of its subsidiaries.

I.	If any term or condition of this plan is found to be in non-conformance with a given state or federal or other law, that term or condition will be non-enforceable but will not negate other terms and conditions of the plan.

J.	The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Appendix A

Certificate of Acknowledgement

I,                     , hereby certify that I have read the CMGI FY 2006 Executive Management Incentive Plan. I understand and agree with the terms of the Plan and agree to be bound thereby.

Participant Signature
Date
Printed Name
Witness Signature
Printed Name

Appendix B

FY 2006 Executive Management Incentive Plan

Participant Information Form

Participant Name:

Job Title:

Target Bonus Percentage:

The Target Payout is allocated as follows:

Corporate NGOI Achievement: %

Regional NGOI Achievement: %

Individual Performance: %

The relevant NGOI Targets for Participant are as follows:

Corporate NGOI

Base Achievement Target: $

Over-Achievement Target: $

Regional NGOI (if applicable)

Region: ________

Base Achievement Target: $